                                                    Exhibit (5)-2
                                                    Commonwealth Edison Company
                                                    Form S-3
                                                    File No. 33-


                                SIDLEY & AUSTIN
                            One First National Plaza
                            Chicago, Illinois 60603


                                 July __, 1995


ComEd Financing I
Commonwealth Edison Company
37th Floor, 10 South Dearborn Street
Post Office Box 767
Chicago, Illinois  60690

          Re:  ComEd Financing I
               _____% Trust Originated
               Preferred Securities ("TOPrS")
               ------------------------------


Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Commonwealth Edison Company (the "Company") and ComEd Financing I (the "Trust") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"),
relating to the registration of (i) not to exceed $200,000,000 of     % Trust
Originated Preferred Securities ($25 liquidation amount) (the "Preferred Securities") of the Trust, (ii) the guarantee of the Preferred Securities by the
Company (the "Preferred Securities Guarantee") and (iii)     % Subordinated Debt
Securities (the "Debt Securities") of the Company. The Preferred Securities Guarantee is to be issued pursuant to the Preferred Securities Guarantee
Agreement dated as of             , 1995 (the "Preferred Securities Guarantee
Agreement") between the Company and Wilmington Trust Company, as trustee (the "Agreement Trustee"). The Debt Securities are to be issued under an Indenture
dated as of             , 1995 between the Company and Wilmington Trust Company,
as trustee (the "Indenture Trustee"), and a supplemental indenture thereto dated
as of             , 1995 (collectively, the "Indenture").

          We are familiar with the proceedings to date with respect to the proposed execution and delivery of the Preferred Securities Guarantee and the proposed issuance and sale of the Debt Securities and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

ComEd Financing I
Commonwealth Edison Company
July __, 1995
Page 2


          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Illinois.

          2. The Company has corporate power and authority to execute and deliver the Preferred Securities Guarantee Agreement and the Indenture and to authorize and sell the Debt Securities.

          3. The Preferred Securities Guarantee will be a legally issued and binding obligation of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Preferred Securities Guarantee Agreement shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly executed and delivered by the Company and the Agreement Trustee; (iii) the Preferred Securities shall have been legally issued, as contemplated by paragraph 4 below; and (iv) the Preferred Securities Guarantees shall have been duly executed and delivered as provided in the Preferred Securities Guarantee Agreement.

          4. The Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when
(i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (iii) the Indenture shall have been qualified under the Trust Indenture Act and duly executed and delivered by the Company and the Indenture Trustee; (iii) the Company's Board of Directors or duly authorized officers of the Company shall have duly adopted final resolutions authorizing the issuance and sale of the Debt Securities, as contemplated by the Registration Statement and the Indenture; and (iv) the Debt Securities shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to,
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ComEd Financing I
Commonwealth Edison Company
July   , 1995
Page 3


the application of the securities or blue sky laws of the various states to the execution and delivery of the Preferred Securities Guarantee or the sale of the Debt Securities.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act or the related Rules promulgated by the SEC.


                              Very truly yours,


                              Sidley & Austin